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CUSIP NO.        20902E106                 13G              PAGE  7 OF   8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 13, 1997



         MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                  MORGAN STANLEY ASSET MANAGEMENT INC.


BY:           /s/ Peter A. Nadosy
                  --------------------------------------------------------------
                  Peter A. Nadosy/  Vice Chairman


                  MORGAN STANLEY GROUP INC.


BY:           /s/ Edward J. Johnsen
                  --------------------------------------------------------------
                  Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated